Exhibit 99.1

News Release
Weatherford Reports Second Quarter Results
International improvements drive earnings of $0.17 per diluted share, before items
GENEVA, SWITZERLAND, July 26, 2011 — Weatherford International Ltd. (NYSE and SIX: WFT) today reported second quarter 2011 income of $126 million, or $0.17 per diluted share, excluding an after-tax loss of $16 million. On a GAAP basis, our net income for the second quarter of 2011 was $110 million, or $0.15 per diluted share. The excluded after-tax loss is comprised of $13 million in severance and exit charges and $3 million in government investigation costs.
Second quarter diluted earnings per share reflect an increase of $0.09 over the second quarter of 2010 diluted earnings per share of $0.08, before charges. Sequentially, the company’s second quarter diluted earnings per share, before charges, were $0.07 higher than the first quarter of 2011. International markets drove the entire sequential improvement in both revenue and profitability.
Second quarter revenues of $3,052 million were the highest in the company’s history, despite the severe negative impact of Canada’s spring break-up. Revenues were 25 percent higher than the same period last year and seven percent higher than the prior quarter. International revenues were up 14 percent sequentially and up 12 percent versus the year ago quarter. North America revenue was down one percent sequentially and up 46 percent versus the second quarter of 2010. The sequential decline in North America was due to the severe impact of the Canadian break-up. The Canadian results overshadowed a very strong performance in the U.S., where sequential revenue growth outpaced rig count by more than two-to-one and operating margins expanded.

Segment operating income of $421 million improved 36 percent year-over-year and 19 percent sequentially. The company’s international operations provided all of the sequential growth compared to the first quarter of 2011 and delivered 51 percent incremental margins. International operating income was down three percent compared to the year ago quarter.
The company expects earnings per share before excluded items of approximately $0.24 to $0.26 in the third quarter of 2011, supported by a seasonal recovery in Canada and steady improvement in the U.S. and international markets. For full-year 2011, the company anticipates that revenue growth will be approximately 25 percent, which is higher than the 20 percent growth rate estimated last quarter. In addition, the company expects international margins in the fourth quarter of 2011 to be meaningfully higher than full-year 2010 margins of 11 percent.
North America
Revenues for the quarter were $1,344 million, which is a 46 percent increase over the same quarter in the prior year and down one percent sequentially. The Stimulation and Chemicals, Artificial Lift and Well Construction product lines contributed strong results for the quarter.
The current quarter’s operating income was $244 million, up $117 million from the second quarter of 2010 and was down $40 million, or 14 percent, compared to the prior quarter. On a sequential basis, strong growth and steadily expanding margins in the U.S. were offset by the impact of the Canadian break-up.
Middle East/North Africa/Asia
Second quarter revenues of $617 million were two percent higher than the second quarter of 2010 and seven percent higher than the prior quarter. Weather improvements in China and Australia and a stronger Iraq helped offset the impact of a full quarter of reduced activity due to political unrest in the Middle East and North Africa. Libya operating expenses cost almost $0.01 per share. The Well Construction, Integrated Drilling and Artificial Lift product lines posted strong sequential performances.
The current quarter’s operating income of $34 million decreased 54 percent as compared to the same quarter in the prior year and increased $23 million compared to the first quarter of 2011.

Europe/West Africa/FSU
Second quarter revenues of $592 million were 17 percent higher than the second quarter of 2010 and 16 percent higher than the prior quarter. The region had strong performances in the North Sea, Russia and Caspian as the winter seasonality abated. The Completion, Stimulation and Chemicals, Drilling Services and Integrated Drilling product lines had the strongest sequential growth.
The current quarter’s operating income of $93 million was up 37 percent compared to the same quarter in the prior year and up $55 million compared to the prior quarter.
Latin America
Second quarter revenues of $498 million were 21 percent higher than both the second quarter of 2010 and the first quarter of 2011. Argentina, Colombia and Venezuela posted strong sequential performances. The Drilling Services, Stimulation and Chemicals and Artificial Lift product lines benefited from improved demand.
The current quarter’s operating income of $51 million increased 22 percent as compared to the same quarter in the prior year and increased $30 million compared to the prior quarter.
Liquidity and Net Debt
Net debt for the quarter increased $144 million, with working capital increasing $193 million during the quarter. Recently, the company successfully renegotiated its unsecured revolving credit facility to increase the size of the facility from $1.75 billion to $2.25 billion and extend the scheduled maturity to July 16, 2016.
Reclassifications and Non-GAAP
Non-GAAP performance measures and corresponding reconciliations to GAAP financial measures have been provided for meaningful comparisons between current results and results in prior operating periods.

Conference Call
The company will host a conference call with financial analysts to discuss the 2011 second quarter results on July 26, 2011 at 7:00 a.m. (CDT). The company invites investors to listen to a play back of the conference call and to access the call transcript at the company’s website, http://www.weatherford.com in the “investor relations” section.
Weatherford is a Swiss-based, multi-national oilfield service company. It is one of the largest global providers of innovative mechanical solutions, technology and services for the drilling and production sectors of the oil and gas industry. Weatherford operates in over 100 countries and employs over 58,000 people worldwide.
# # #

Contacts:	Andrew P. Becnel	+41.22.816.1502
Chief Financial Officer

	Karen David-Green	+1.713.693.2530
Vice President — Investor Relations
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 concerning, among other things, Weatherford’s prospects for its operations which are subject to certain risks, uncertainties and assumptions. These risks and uncertainties, which are more fully described in Weatherford International Ltd.’s reports and registration statements filed with the SEC, include the impact of oil and natural gas prices and worldwide economic conditions on drilling activity, the outcome of pending government investigations, the demand for and pricing of Weatherford’s products and services, domestic and international economic and regulatory conditions and changes in tax and other laws affecting our business. Should one or more of these risks or uncertainties materialize, or should the assumptions prove incorrect, actual results may vary materially from those currently anticipated.

Weatherford International Ltd.
Consolidated Condensed Statements of Income
(Unaudited)
(In Thousands, Except Per Share Amounts)

	Three Months		Six Months
	Ended June 30,		Ended June 30,
	2011	2010	2011	2010
Net Revenues:
North America	$1,344,245	$917,696	$2,704,717	$1,806,275
Middle East/North Africa/Asia	617,376	602,602	1,192,902	1,164,658
Europe/West Africa/FSU	592,458	506,177	1,102,881	959,936
Latin America	497,735	410,688	907,500	837,361

	3,051,814	2,437,163	5,908,000	4,768,230

Operating Income (Expense):
North America	243,613	127,001	527,310	235,433
Middle East/North Africa/Asia	33,964	73,993	44,768	149,707
Europe/West Africa/FSU	92,511	67,366	130,015	113,664
Latin America	51,081	41,991	72,172	68,065
Research and Development	(62,231)	(53,530)	(126,778)	(102,387)
Corporate Expenses	(43,030)	(42,670)	(98,859)	(87,728)
Revaluation of Contingent Consideration	—	(81,753)	—	(92,763)
Severance, Exit and Other Adjustments	(18,693)	(27,309)	(39,525)	(71,341)

	297,215	105,089	509,103	212,650

Other Income (Expense):
Interest Expense, Net	(113,684)	(95,719)	(226,190)	(191,058)
Devaluation of Venezuelan Bolivar	—	—	—	(63,859)
Other, Net	(22,367)	(14,186)	(40,933)	(23,404)

Income (Loss) Before Income Taxes	161,164	(4,816)	241,980	(65,671)

Benefit (Provision) for Income Taxes:
Provision for Operations	(48,955)	(42,646)	(70,753)	(72,529)
Benefit from Devaluation of Venezuelan Bolivar	—	—	—	23,973
Benefit from Severance, Exit and Other Adjustments	2,827	2,888	5,348	5,331

	(46,128)	(39,758)	(65,405)	(43,225)

Net Income (Loss)	115,036	(44,574)	176,575	(108,896)
Net Income Attributable to Noncontrolling Interest	(4,938)	(3,316)	(7,276)	(7,351)

Net Income (Loss) Attributable to Weatherford	$110,098	$(47,890)	$169,299	$(116,247)

Earnings (Loss) Per Share Attributable to Weatherford:
Basic	$0.15	$(0.06)	$0.23	$(0.16)
Diluted	$0.15	$(0.06)	$0.22	$(0.16)

Weighted Average Shares Outstanding:
Basic	750,539	743,209	749,003	740,537
Diluted	757,910	743,209	757,763	740,537

Weatherford International Ltd.
Selected Income Statement Information
(Unaudited)
(In Thousands)

	Three Months Ended
	6/30/2011	3/31/2011	12/31/2010	9/30/2010	6/30/2010
Net Revenues:
North America	$1,344,245	$1,360,472	$1,263,643	$1,096,963	$917,696
Middle East/North Africa/Asia	617,376	575,526	684,630	601,215	602,602
Europe/West Africa/FSU	592,458	510,423	528,380	496,113	506,177
Latin America	497,735	409,765	446,162	335,461	410,688

	$3,051,814	$2,856,186	$2,922,815	$2,529,752	$2,437,163

Operating Income (Expense):
North America	$243,613	$283,697	$261,145	$199,029	$127,001
Middle East/North Africa/Asia	33,964	10,804	49,222	65,718	73,993
Europe/West Africa/FSU	92,511	37,504	64,398	63,236	67,366
Latin America	51,081	21,091	52,960	40,914	41,991
Research and Development	(62,231)	(64,547)	(57,637)	(54,457)	(53,530)
Corporate Expenses	(43,030)	(55,829)	(43,283)	(41,907)	(42,670)
Revaluation of Contingent Consideration	—	—	15,349	90,011	(81,753)
Severance, Exit and Other Adjustments	(18,693)	(20,832)	(48,775)	(87,120)	(27,309)

	$297,215	$211,888	$293,379	$275,424	$105,089

	Three Months Ended
	6/30/2011	3/31/2011	12/31/2010	9/30/2010	6/30/2010
Product Line Revenues
Stimulation and Chemicals	$544,953	$457,557	$396,241	$333,630	$330,483
Artificial Lift Systems	535,016	443,691	471,276	417,464	358,619
Drilling Services	487,559	474,440	481,687	428,930	386,592
Well Construction	382,077	346,052	362,668	332,118	357,096
Integrated Drilling	316,554	319,661	356,871	261,974	317,160
Completion Systems	248,850	206,760	256,676	191,559	177,123
Drilling Tools	182,956	220,538	211,823	200,555	186,236
Wireline and Evaluation Services	160,246	188,778	159,426	155,402	129,365
Re-entry and Fishing	159,851	164,274	165,094	153,569	148,401
Pipeline & Specialty Services	33,752	34,435	61,053	54,551	46,088

	$3,051,814	$2,856,186	$2,922,815	$2,529,752	$2,437,163

	Three Months Ended
	6/30/2011	3/31/2011	12/31/2010	9/30/2010	6/30/2010
Depreciation and Amortization:
North America	$88,006	$87,793	$83,996	$81,843	$81,040
Middle East/North Africa/Asia	82,548	81,380	81,596	75,968	75,139
Europe/West Africa/FSU	57,696	56,594	53,408	56,960	52,371
Latin America	48,722	46,388	47,377	46,527	44,753
Research and Development	2,471	1,964	2,398	2,420	2,324
Corporate	2,725	2,936	3,075	3,491	2,943

	$282,168	$277,055	$271,850	$267,209	$258,570

We report our financial results in accordance with generally accepted accounting principles (GAAP). However, Weatherford’s management believes that certain non-GAAP performance measures and ratios may provide users of this financial information additional meaningful comparisons between current results and results in prior operating periods. One such non-GAAP financial measure we may present from time to time is operating income or income from continuing operations excluding certain charges or amounts. This adjusted income amount is not a measure of financial performance under GAAP. Accordingly, it should not be considered as a substitute for operating income, net income or other income data prepared in accordance with GAAP. See the table below for supplemental financial data and corresponding reconciliations to GAAP financial measures for the three months ended June 30, 2011, March 31, 2011, and June 30, 2010 and for the six months ended June 30, 2011 and June 30, 2010. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported results prepared in accordance with GAAP.
Weatherford International Ltd.
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)
(In Thousands, Except Per Share Amounts)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2011	2011	2010	2011	2010
Operating Income:
GAAP Operating Income	$297,215	$211,888	$105,089	$509,103	$212,650
Severance, Exit and Other Adjustments	18,693	20,832	27,309	39,525	71,341
Revaluation of Contingent Consideration	—	—	81,753	—	92,763

Non-GAAP Operating Income	$315,908	$232,720	$214,151	$548,628	$376,754

Income (Loss) Before Income Taxes:
GAAP Income (Loss) Before Income Taxes	$161,164	$80,816	$(4,816)	$241,980	$(65,671)
Severance, Exit and Other Adjustments	18,693	20,832	27,309	39,525	71,341
Revaluation of Contingent Consideration	—	—	81,753	—	92,763
Devaluation of Venezuelan Bolivar	—	—	—	—	63,859

Non-GAAP Income (Loss) Before Income Taxes	$179,857	$101,648	$104,246	$281,505	$162,292

Benefit (Provision) for Income Taxes:
GAAP Benefit (Provision) for Income Taxes	$(46,128)	$(19,277)	$(39,758)	$(65,405)	$(43,225)
Devaluation of Venezuelan Bolivar	—	—	—	—	(23,973)
Severance, Exit and Other Adjustments	(2,827)	(2,521)	(2,888)	(5,348)	(5,331)

Non-GAAP Benefit (Provision) for Income Taxes	$(48,955)	$(21,798)	$(42,646)	$(70,753)	$(72,529)

Net Income (Loss) Attributable to Weatherford:
GAAP Net Income (Loss)	$110,098	$59,201	$(47,890)	$169,299	$(116,247)
Total Charges, net of tax	15,866 (a)	18,311 (b)	106,174 (c)	34,177	198,659 (d)

Non-GAAP Net Income	$125,964	$77,512	$58,284	$203,476	$82,412

Diluted Earnings (Loss) Per Share Attributable to Weatherford:
GAAP Diluted Earnings (Loss) per Share	$0.15	$0.08	$(0.06)	$0.22	$(0.16)
Total Charges, net of tax	0.02 (a)	0.02 (b)	0.14 (c)	0.05	0.27 (d)

Non-GAAP Diluted Earnings per Share	$0.17	$0.10	$0.08	$0.27	$0.11

Note (a): This amount is comprised of severance charges of $12 million, net of tax, and costs incurred in connection with on-going investigations by the U.S. government of $3 million. We also incurred charges totaling $1 million, net of tax, for facility closure costs and termination fees.

Note (b): This amount is comprised of a $9 million charge associated with terminating a corporate consulting contract and $8 million for severance costs. We also incurred investigation costs in connection with on-going investigations by the U.S. government.

Note (c): This amount is comprised of an $82 million charge for the revaluation of contingent consideration included as part of our acquisition of the Oilfield Services Division (“OFS”) of TNK-BP. We also incurred investigation costs in connection with on-going investigations by the U.S. government and severance charges.

Note (d): This amount is primarily comprised of a $38 million charge, net of tax, related to our supplemental executive retirement plan that was frozen on March 31, 2010 and a $40 million charge, net of tax, related to the devaluation of the Venezuelan Bolivar. In addition, we incurred a charge of $93 million for the revaluation of contingent consideration included as part of our OFS acquisition. We also incurred investigation costs in connection with on-going investigations by the U.S. government and severance charges and facility closure costs.

Weatherford International Ltd.
Consolidated Condensed Balance Sheet
(Unaudited)
(In Thousands)

	June 30,	December 31,
	2011	2010
Current Assets:
Cash and Cash Equivalents	$329,555	$415,772
Accounts Receivable, Net	3,020,645	2,629,403
Inventories	2,939,356	2,590,008
Other Current Assets	1,075,761	856,884

	7,365,317	6,492,067

Long-Term Assets:
Property, Plant and Equipment, Net	7,244,754	6,939,754
Goodwill	4,311,104	4,185,477
Other Intangibles, Net	758,765	730,429
Equity Investments	558,668	539,580
Other Assets	266,020	244,347

	13,139,311	12,639,587

Total Assets	$20,504,628	$19,131,654

Current Liabilities:
Short-term Borrowings and Current Portion of Long-term Debt	$1,113,724	$235,392
Accounts Payable	1,517,806	1,335,020
Other Current Liabilities	1,143,402	1,012,567

	3,774,932	2,582,979

Long-term Liabilities:
Long-term Debt	6,256,711	6,529,998
Other Liabilities	551,771	553,830

	6,808,482	7,083,828

Total Liabilities	10,583,414	9,666,807

Shareholders’ Equity:
Weatherford Shareholders’ Equity	9,862,322	9,400,931
Noncontrolling Interest	58,892	63,916

Total Shareholders’ Equity	9,921,214	9,464,847

Total Liabilities and Shareholders’ Equity	$20,504,628	$19,131,654

Weatherford International Ltd.
Net Debt
(Unaudited)
(In Thousands)

Change in Net Debt for the Three Months Ended June 30, 2011:
Net Debt at March 31, 2011	$(6,896,637)
Operating Income	297,215
Depreciation and Amortization	282,168
Severance, Exit and Other Adjustments	18,693
Capital Expenditures	(387,587)
Increase in Working Capital	(179,314)
Income Taxes Paid	(69,928)
Interest Paid	(58,504)
Acquisitions and Divestitures of Assets and Businesses, Net	(19,121)
Foreign Currency Contract Settlements	(35,818)
Other	7,953

Net Debt at June 30, 2011	$(7,040,880)

Change in Net Debt for the Six Months Ended June 30, 2011:
Net Debt at December 31, 2010	$(6,349,618)
Operating Income	509,103
Depreciation and Amortization	559,223
Severance, Exit and Other Adjustments	39,525
Capital Expenditures	(743,237)
Increase in Working Capital	(479,037)
Income Taxes Paid	(135,460)
Interest Paid	(234,429)
Acquisitions and Divestitures of Assets and Businesses, Net	(38,510)
Foreign Currency Contract Settlements	(89,946)
Other	(78,494)

Net Debt at June 30, 2011	$(7,040,880)

	June 30,	March 31,	December 31,
	2011	2011	2010
Components of Net Debt
Cash	$329,555	$249,317	$415,772
Short-term Borrowings and Current Portion of Long-Term Debt	(1,113,724)	(619,490)	(235,392)
Long-term Debt	(6,256,711)	(6,526,464)	(6,529,998)

Net Debt	$(7,040,880)	$(6,896,637)	$(6,349,618)

“Net Debt” is debt less cash. Management believes that Net Debt provides useful information regarding the level of Weatherford indebtedness by reflecting cash that could be used to repay debt.
Working capital is defined as accounts receivable plus inventory less accounts payable.